UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                              Date of Report
                    (Date of earliest event reported):
                             November 24, 1997



   Commission        Registrant; State of Incorporation;      IRS Employer
  File Number           Address; and Telephone Number        Identification
                                                                   No.

    1-10628                  CIPSCO INCORPORATED               37-1260920
                          (AN Illinois Corporation)
                            607 East Adams Street
                         Springfield, Illinois 62739
                                217-523-3600

     1-3672        CENTRAL ILLINOIS PUBLIC SERVICE COMPANY     37-0211380
                          (An Illinois Corporation)
                            607 East Adams Street
                         Springfield, Illinois 62739
                                217-523-3600

Item 5. Other Events

Reference is made to Note 4. Coal Contract Restructuring in the Condensed Notes to Financial Statements contained in the Form 10-Q for the quarter ended September 30, 1997 (the "Form 10-Q") of CIPSCO Incorporated (the "Company") and Central Illinois Public Service Company ("CIPS") for information regarding the coal contract restructuring with a major coal supplier.

As previously reported, a group of industrial customers filed with the Illinois Third District Appellate Court in February 1997 an appeal of the December 1996 order of the Illinois Commerce Commission ("Illinois commission") which approved, among other things, recovery of the restructuring payment and associated carrying costs (the "Restructuring Charges") through the retail fuel adjustment clause (FAC). Additionally, in May 1997 FERC approved recovery of the wholesale portion of the Restructuring Charges through the wholesale FAC.

As a result of the Illinois commission and FERC orders, CIPS classified the $71.8 million of the Restructuring Charges made to the coal supplier in February 1997 as a regulatory asset and, through October 1997, recovered approximately $9.5 million of the Restructuring Charges through the retail FAC and from wholesale customers.

On November 24, 1997, the Court reversed the Illinois commission's order, finding that the Restructuring Charges were not direct costs of fuel that may be recovered through the retail FAC, but rather should be considered as a part of a review of CIPS' aggregate revenue requirements in a full rate case.

Restructuring Charges allocated to wholesale customers (about 16% of the total) are not in question as a result of the opinion of the Court.

The Company is evaluating the impact of the Court decision on its financial statements as well as the restructuring agreement with the coal supplier and will request a rehearing by the Third District Appellate Court.
The Company cannot predict the ultimate outcome of this matter. If the Court's decision should ultimately prevail, CIPS will be required to cease recovery of the Restructuring Charges through the retail FAC, and could be required to refund any portion of those charges that had been collected through the retail FAC. The Company is also exploring various alternatives for recovery of the Restructuring Charges. Management is currently evaluating the unamortized retail portion of the Restructuring Charges, which is currently classified as a regulatory asset to determine if it continues to meet the criteria for the existence of an asset under Generally Accepted Accounting Principles (GAAP). If it is determined that such criteria are not met, the unamortized balance of the Restructuring Charges, approximately $36 million, net of tax, could be charged to earnings. Management is also evaluating the revenues previously recovered in 1997 through the retail FAC to determine if a loss contingency, as defined under GAAP, is required.
Such loss contingency, approximately $5 million, net of tax, through October 1997, could also be charged to earnings.









                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants CIPSCO Incorporated and Central Illinois Public Service Company have duly caused this report to be signed on each registrant's behalf by the undersigned hereunto duly authorized.

                        CIPSCO Incorporated
                          (Registrant)



                        Central Illinois Public Service Company
                          (Registrant)


                             /s/ Robert C. Porter
                        ___________________________________
                                 Robert C. Porter
                         Treasurer and Assistant Secretary
                                of each Registrant



Date:  December 5, 1997